EXHIBIT 10.15

SECURITIES PURCHASE AGREEMENT

            This Securities Purchase Agreement (this "Agreement") is dated as of December 28, 2007, by and among i-level Media Group Incorporated, a Nevada corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively, the "Purchasers").

RECITALS

                        A.             The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act.

                        B.             The Company has approved the offering of 7,500,000 units (each a "Unit" and together, the "Units") at a price of $0.20 per Unit, with each Unit comprised of one share (each a "Share" and together, the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") and one-half of one share purchase warrant (each a "Warrant" and together, the "Warrants").

                        C.             The Warrants will be represented by the form of warrant certificate attached hereto as Exhibit A (the "Warrant Certificate") and each Warrant will entitle the holder to purchase one additional share of the Company's common stock (each a "Warrant Share" and together, the "Warrant Shares") at a price of $0.30 per Warrant Share, subject to adjustment as provided in the Warrant Certificate, for a period of two years from the date of purchase and sale of the Units.

                        D.             Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of Units set forth on the Purchaser's signature page to this Agreement, which Units are comprised of:

(i)        an aggregate number of Shares equal to the number of Units to be purchased, and

(ii)       an aggregate number of Warrants equal to 50.0% of the number of Units to be purchased by such Purchaser (rounded up to the nearest whole share).

                        E.             The Company has engaged Hickey Freihofner Capital, a division of Brill Securities, Inc. as its placement agent (the "Placement Agent") for the offering of the Units on a "best efforts" basis.

                        F            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a registration rights agreement pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

                        G.             Certain officers and directors of the Company have agreed to enter into lock-up agreements as in incentive to induce the Purchasers to enter into this Agreement.

            NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
DEFINITIONS

            1.1        Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company's Knowledge, threatened in writing (or otherwise) against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

"Agreement" shall have the meaning ascribed to such term in the Preamble.

"Business Day" means a day, other than a Saturday or Sunday, on which banks in Shanghai, PRC, are open for the general transaction of business.

"Closing" means the closing of the purchase and sale of the Shares and the Warrants pursuant to this Agreement.

"Closing Date" means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions to Closing set forth in this Agreement have been satisfied, or such other date as the parties may agree.

"Commission" has the meaning set forth in the Recitals.

"Common Stock" has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

"Company Deliverables" has the meaning set forth in Section 2.2(a).

"Company's Knowledge" means with respect to any statement made to the knowledge of the Company, that the statement is based upon the knowledge, after reasonable inquiry, of the officers of the Company having responsibility for the matter or matters that are the subject of the statement.

"Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"GAAP" means U.S. generally accepted accounting principles, as applied by the Company.

"Intellectual Property" has the meaning set forth in Section 3.1(q).

"Lien" means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

"Lock-Up Agreements" means the lock-up agreements in the form attached hereto as Exhibit B and as referred to in the Recitals.

"Material Adverse Effect" means any of (i) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (ii) any adverse impairment to the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

"Material Contract" means any contract of the Company that was filed (or should have been filed) as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-B.

"Material Permits" has the meaning set forth in Section 3.1(o).

"Nevada Courts" means the state and federal courts sitting in the City of Reno, Nevada.

"Outside Date" means December 31, 2007.

"Per Share Purchase Price" means $0.20, subject to adjustment for reverse or forward stock splits, stock dividends, stock combinations and other similar transactions involving the Common Stock that occur after the date of this Agreement and before the Closing.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Principal Trading Market" means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.

"Placement Agent Cash Fee" has the meaning set forth in Section 2.3.

"Placement Agent Shares" has the meaning set forth in Section 2.3.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Purchase Price" means $0.20 per Unit.

"Purchaser Deliverables" has the meaning set forth in Section 2.2(b).

"Registration Rights Agreement" means the registration rights agreement in the form attached hereto as Exhibit C and as referred to in the Recitals.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

"Required Approvals" has the meaning set forth in Section 3.1(e).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" has the meaning set forth in Section 3.1(h).

"Secretary's Certificate" has the meaning set forth in Section 2.2(a)(iv).

"Securities" means the Units, the Shares, the Warrants and the Warrant Shares, collectively.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" has the meaning set forth in the Recitals to this Agreement. The Placement Agent and/or its designees are also receiving shares of Common Stock as compensation for services rendered in connection with the transactions set forth herein, which Private Placement Shares shall also constitute "Shares" for all purposes hereunder.

"Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

"Subscription Amount" means with respect to each Purchaser, the aggregate amount to be paid for the Shares and the related Warrants comprising the Units purchased hereunder as indicated on such Purchaser's signature page to this Agreement next to the heading "Aggregate Purchase Price (Subscription Amount)".

"Subsidiary" means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

"Trading Affiliate" has the meaning set forth in Section 3.2(h).

"Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Registration Rights Agreement, the Lock-Up Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Transfer Agent" means TranShare Corporation, or any successor transfer agent for the Company.

"Warrants" has the meaning set forth in the Recitals to this Agreement.

"Warrant Shares" has the meaning set forth in the Recitals to this Agreement.

"Warrant Share Price" has the meaning set forth in the Recitals to this Agreement.

            1.2        Exhibits. The following exhibits are attached to and form part of this Agreement:

(a)        Exhibit A - Form of Warrant

(b)        Exhibit B - Form of Lock-Up Agreement

(c)        Exhibit C - Form of Registration Rights Agreement

(d)        Exhibit D - Accredited Investor Questionnaire

(e)        Exhibit E - Form of Secretary's Certificate

(f)        Exhibit F - Form of Officer's Certificate

(g)        Exhibit G - Wire Instructions

            1.3        Disclosure Schedules. The following disclosure schedules are attached to and form part of this Agreement:

(a)        Schedule 3.1(a) - Subsidiaries

(b)        Schedule 3.1(c) - Authorization, Enforcement, Validity

(c)        Schedule 3.1(g) - Capitalization

(d)        Schedule 3.1(h) - SEC Reports

(e)        Schedule 3.1(k) - Material Changes

(f)        Schedule 3.1(r) - Transactions with Affiliates and Employees

(g)       Schedule 3.1(u) - Registration Rights

ARTICLE II.
PURCHASE AND SALE

            2.1        Units to be Purchased.

(a)        Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Units, as indicated below on the Purchaser's signature page to this Agreement, which Units will be comprised of:

(i)        an aggregate number of Shares equal to the number of Units to be purchased, and

(ii)       an aggregate number of Warrants equal to 50.0% of the number of Units to be purchased by such Purchaser (rounded up to the nearest whole share).

The Warrants shall have an exercise price equal to the Warrant Share Price for a term of two years following the Closing Date, subject to adjustment as provided in the Warrant Certificate attached hereto as Exhibit A.

(b)        Closing. The Closing of the purchase and sale of the Shares and Warrants comprising the Units shall take place at the offices of Lang Michener LLP at 1055 West Georgia Street, Vancouver, BC, Canada V6E 4N7 on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree. The parties will use their best efforts to complete the Closing by no later than December 15, 2007.

            2.2        Closing Deliveries.   (a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the "Company Deliverables"):

(i)        this Agreement, duly executed by the Company;

(ii)       one or more stock certificates evidencing the Shares comprising a portion of the Units subscribed for by Purchaser hereunder, registered in the name of such Purchaser as set forth on the signature page to this Agreement endorsed with the legends contemplated by this Agreement;

(iii)      one or more warrant certificates evidencing the Warrants comprising a portion of the Units subscribed for by Purchaser hereunder, registered in the name of such Purchaser as set forth on the signature page to this Agreement, endorsed with the legends contemplated by this Agreement and in the form attached hereto as Exhibit A, pursuant to which such Purchaser shall have the right to acquire such number of Warrant Shares equal to 50.0% of the number of Shares issuable to such Purchaser pursuant to Section 2.2(a)(ii), rounded up to the nearest whole share, on the terms set forth therein;

(iv)       a certificate of the Secretary of the Company (the "Secretary's Certificate"), dated as of the Closing Date in the form attached hereto as Exhibit E;

(v)        a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit F (the "Compliance Certificate");

(vi)       a certificate evidencing the formation and good standing of the Company in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) days of the Closing Date; and

(vii)      a Lock-Up Agreement executed by Aidan Sullivan.

(b)        On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the "Purchaser Deliverables"):

(i)        this Agreement, duly executed by such Purchaser;

(ii)       its Subscription Amount for the number of Units to be purchased by the Purchaser, in United States dollars and in immediately available funds, in the amount set forth as the "Aggregate Purchase Price (Subscription Amount)" indicated below such Purchaser's name on the applicable signature page hereto by wire transfer as set forth on Exhibit G attached hereto;

(iii)      the Registration Rights Agreement, duly executed by such Purchaser;

(iv)       a fully completed and duly executed Accredited Investor Questionnaire in the form attached hereto as Exhibit D, respectively; and

(v)        a fully completed and duly executed Selling Stockholder Questionnaire in the form attached as Annex B to the Registration Rights Agreement.

            2.3        Placement Agent Compensation. Each Purchaser acknowledges and agrees that the Company will pay to the Placement Agent on Closing the following consideration in consideration for the Placement Agent acting as agent of the Company in connection with the completion of the offer and sale of the Units:

(a)        a placement agent fee equal to 7% of the Subscription Amount (the "Placement Agent Cash Fee"); and

(b)        a number of shares of the Company's common stock equal to 6% of the number of Units purchased by the Purchasers pursuant to this Agreement (the "Placement Agent Shares").

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

            3.1        Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers and to the Placement Agent that, except as set forth in the Schedules delivered herewith:

(a)        Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)        Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company's Knowledge, is threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)        Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Warrants and the reservation for issuance and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Except as set forth on Schedule 3.1(c) hereto, there are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company's capital stock to which the Company is a party or, to the Company's Knowledge, between or among any of the Company's shareholders.

(d)        No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and Warrants and the reservation for issuance and issuance of the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)        Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Stock and the Warrants and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.7 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the "Required Approvals").

(f)        Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of shareholders. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of shareholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(g)        Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material affect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified in the SEC Reports and except as set forth in Schedule 3.1(g): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the SEC Reports (as defined herein) but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company's businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(h)        SEC Reports. Except as set forth in Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports" and together with this Agreement and the Schedules to this Agreement (if any), the "Disclosure Materials"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of the date hereof, the Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents) that requires the filing of a Form 8-K after the Closing. As of their respective dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)        Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject are included as part of or specifically identified in the SEC Reports.

(j)        Tax Matters. The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the Company or any of its Subsidiaries by the taxing authority of any jurisdiction.

(k)        Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as set forth in Schedule 3.1(k) hereto, (i) there have been no events, occurrences or developments that have had or would have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any material contract under which the Company, any of its Subsidiaries, or any of their respective assets is bound or subject.

(l)        Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any current director or officer thereof (in his or her capacity thereof), is or has been during the five-year period prior to the Closing Date the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, there is not pending or, to the Company's Knowledge, there is not contemplated, any investigation by the Commission involving the Company or, to the Company's Knowledge, any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(m)        Employment Matters. No material labor dispute exists or, to the Company's Knowledge, is imminent with respect to any of the employees of the Company which would have a Material Adverse Effect. None of the Company's or any Subsidiary's employees is a member of a union that relates to such employee's relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer, to the Company's Knowledge, is in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant which would have a Material Adverse Effect, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(n)        Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is or has been in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(o)        Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have, individually or in the aggregate, a Material Adverse Effect ("Material Permits"), and (i) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that the Company would reasonably expect to give rise to the revocation or modification of any Material Permits.

(p)        Title to Assets. The Company and its Subsidiaries do not own any real property other than as set forth in the SEC Reports. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(q)        Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the "Intellectual Property") used in the conduct of their respective businesses as now conducted or as proposed to be conducted. Except as set forth in the SEC Reports and except where such violations or infringements would not have, either individually or in the aggregate, a Material Adverse Effect, (a) to the Company's Knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's Knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's Knowledge, threatened action, suit, proceeding or claim by others challenging the Company's and its Subsidiaries' rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Company's Knowledge, threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(r)        Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options disclosed on Schedule 3(r), none of the officers, directors or employees of the Company is presently a party to any material transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company's Knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(s)        Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Securities (which placement agent fees are being paid by the Company). The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(t)        Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.

(u)        Registration Rights. Other than each of the Purchasers or as set forth in Schedule 3.1(u) hereto, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(v)        No Directed Selling Efforts or General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has conducted any "general solicitation" or "general advertising" (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(w)        No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor any of their Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(x)        Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as specified in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(y)        Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            3.2        Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)        Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(b)        No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)        Investment Intent. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities or Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)        Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(e)        General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)        Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)        Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)        Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the earlier to occur of (1) the time that such Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby and (2) the tenth (10th) day prior to the date of this Agreement, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser's investments or trading or information concerning such Purchaser's investments, including in respect of the Securities, and (z) is subject to such Purchaser's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company's securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's or Trading Affiliate's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's or Trading Affiliate's assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(i)        Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j)        Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser's business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(k)        Reliance on Exemptions. Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l)        No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)        Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

            The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

            4.1        Transfer Restrictions.

(a)        Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, or (ii) to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)        Legends. Certificates evidencing the Securities shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)        Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities if (i) such Securities are registered for resale under the Securities Act, subject to delivery of acceptable undertakings to the Company regarding the prospectus delivery obligations of the Purchaser, (ii) such Securities are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144(k).

(d)        Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell the Shares, the Warrant Shares or any interest therein without complying with the requirements of the Securities Act. While the above-referenced registration statement remains effective, each Purchaser hereunder may sell the shares in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time after the date any legend is removed pursuant to Section 4.1(c) hereof that the registration statement registering the resale of the Shares or the Warrant Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares and Warrant Shares until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Shares or Warrant Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection (d) and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this paragraph.

            4.2        Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, no less than 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing (without taking into account any limitations on exercise of the Warrants set forth in the Warrants).

            4.3        Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, for a period of two years from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such two year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

            4.4        Reporting Status. Other than in connection with a Fundamental Transaction (as such term is defined in the Warrant), during the two year period from and after the Closing Date, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

            4.5        Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            4.6        No Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

            4.7        Securities Laws Disclosure; Publicity. By 9:00 a.m., Shanghai, PRC, time, on the Business Day immediately following the execution of this Agreement, the Company shall issue a press release (the "Press Release") reasonably acceptable to the Placement Agent, and that meets the requirements of the safe harbor provided for in Rule 135c under the Securities Act, disclosing all material terms of the transactions contemplated hereby. On or before 9:00 a.m., Shanghai, PRC, time, on the Business Day following the Closing Date (or such earlier time as required by law), the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the Registration Rights Agreement)). Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.7, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), except as may otherwise be required by law, regulation or legal process.

            4.8        Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.

            4.9        Listing of Securities. Prior to the execution of this Agreement or promptly following the date hereof, the Company shall have taken or shall take all necessary action to cause the Shares, the Warrant Shares and the shares of Common Stock issuable upon exercise of the warrants issued to the Placement Agent to be listed upon the Principal Trading Market, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing. Further, if the Company applies to have its Common Stock or other securities listed on any other Trading Market, it shall include in such application the Shares and the Warrant Shares (including the shares of Common Stock issuable upon exercise of the warrants issued to the Placement Agent) and will take such other action as is necessary to cause the Shares, and the Warrant Shares (including the shares of Common Stock issuable upon exercise of the warrants issued to the Placement Agent) to be listed on such other Trading Market as promptly as practicable.

            4.10      Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

            4.11      Short Sales and Confidentiality After The Date Hereof. Except as otherwise permitted by applicable law, such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any Short Sales involving the Company's securities during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full pursuant to Section 6.18. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated November 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

            4.12      Anti-Dilution Provisions.

(a)        Anti-Dilution Adjustment for Sale of Discounted Common Stock.

(i)        Subject to Section 4.12(a)(iii), if the Company shall, within the one year period following the Closing Date, sell shares of its Common Stock ("New Shares of Common Stock") for a consideration per share less than the Per Share Purchase Price, then the Per Share Purchase Price shall be adjusted immediately thereafter as follows:

Adjusted Per Share Purchase Price		= [P1] [X1]
Where:
P1	=	The aggregate gross proceeds realized by the Company from the sale of the New Shares of Common Stock
X1	=	The aggregate number of New Shares of Common Stock

Whenever any adjustment is made pursuant to this Section 4.12(a)(i), the Company will issue a number of shares of Common Stock determined in accordance with Section 4.12(c) hereof, and such additional shares shall be delivered to the Purchasers pursuant to Section 4.12(e) hereof.

(ii)       Adjustments to the Per Share Purchase Price pursuant to this Section 4.12(a) shall be made successively whenever an issuance of shares triggering such an adjustment is made, subject to Section 4.12(f) hereof.

(iii)      Notwithstanding anything to the contrary in this Section 4.12(a), no adjustment to the Per Share Price shall be made pursuant to this Section 4.12(a) in the case of shares issued: (i) to employees of the Company, (ii) under the Company's stock option and stock compensation plans, (iii) to consultants to the Company up to a fair market value of $250,000 in the aggregate, (iv) shares of Common Stock issued upon exercise, conversion or exchange of any option, warrant, convertible security or other right already outstanding and including, (v) Common Stock issued in any one transaction or series of related transactions if the aggregate proceeds from such issuances do not exceed $250,000 per annum, (vi) Common Stock issued in connection with an acquisition of any business, assets, entity or technology, (vii) stock or warrants issued for services and corporate development up to a fair market value of $250,000 in the aggregate and (viii) any issuance of securities in a public offering.

(b)        Anti-Dilution Adjustment for Sale of Discounted Convertible Stock.

(i)        Subject to Section 4.12(b)(iii), if the Company shall, following the Closing Date, issue any equity or debt securities convertible or exercisable into or exchangeable for its Common Stock (such securities being "New Convertible Securities" and such issuance being a "Convertible Stock Issuance") for a consideration per share of Common Stock initially deliverable upon conversion, exercise or exchange of such securities (as determined as provided in Section 4.12(d) below, the "Convertible Stock Per Share Purchase Price") less than the Per Share Purchase Price, then the Per Share Purchase Price shall be adjusted immediately thereafter to equal the following amount:

Adjusted Per Share Purchase Price		=	[P1] [X1]
Where:
P1	=

The aggregate gross proceeds realized by the Company from the Convertible Stock Issuance, plus the aggregate amount of additional consideration payable to the Company upon the conversion, exercise or exchange of the New Convertible Securities

X1	=	The aggregate number of shares of the Company's common stock issuable pursuant to conversion, exercise or exchange of the New Convertible Securities

Whenever any adjustment is made pursuant to this Section 4.12(b)(i), the Company will issue the number of shares of Common Stock determined in accordance with Section 4.12(c) hereof, and such additional shares shall be delivered to the Investor pursuant to Section 4.12(e) hereof.

(ii)       Adjustments to the Per Share Purchase Price pursuant to this Section 4.12(b) shall be made successively whenever an issuance of shares triggering such an adjustment is made, subject to Section 4.12(f) hereof.

(iii)      Notwithstanding anything to the contrary in this Section 4.12(b), no adjustment to the Per Share Purchase Price shall be made pursuant to this Section 4.12(b) in the case of securities issued: (i) in transactions where the Company has fixed a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the Per Share Purchase Price on such record dates; (ii) in transactions where the Company has distributed to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions or subscription rights or warrants); or (iii) any of the transactions described in Section 4.12(a)(iii) hereof (with any reference in Section 4.12(a)(iii) to price or quantity of shares issued being understood, for purposes of this Section 4.12(b)(iii), to refer to the aggregate price or quantity, as applicable, of the shares of Common Stock into which such securities are convertible or exchangeable).

(c)        Adjustment of Securities. Whenever the Per Share Purchase Price is adjusted pursuant to Sections 4.12(a) and 4.12(b) above, the Company will issue such number of additional shares of Common Stock to each Purchaser determined as follows:

Additional Shares	=	[ (Original Subscription Amount) ] [(Adjusted Per Share Purchase Price)]	less Original Shares
Where:

"Additional Shares" means the number of additional shares of Common Stock issuable to each Purchaser pursuant to this Section 14(c),

"Original Subscription Amount" means the original Subscription Amount paid by each Purchaser for the Units purchased by the Purchaser on Closing,

"Adjusted Per Share Purchase Price" means the Per Share Purchase Price, as adjusted pursuant to Sections 4.12(a) and 4.12(b) above,

"Original Shares" means the original number of Shares purchased by the Purchaser on Closing as part of the Units purchased by the Purchaser on Closing.

(d)        Computation of Certain Consideration. For purposes of any computation with respect to the consideration received pursuant to Sections 4.12(a) and 4.12(b) above, the following shall apply:

(i)         in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(ii)        in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

(iii)     in the case of a Convertible Stock Issuance, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such New Convertible Securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section 4.12(d)).

(e)         Notice of Adjustment. Whenever the Per Share Purchase Price is adjusted as herein provided, the Company shall promptly, but no later than 10 days after any request for such an adjustment by any Purchaser, cause a notice setting forth the adjusted Per Share Purchase Price and adjusted number of shares of Common Stock issuable hereunder, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to each Purchase at its address set forth below, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company shall, within thirty (30) days of any anti-dilution adjustment pursuant to this Section 4.12, issue and deliver to the Purchasers certificates evidencing the shares of Common Stock to be issued pursuant to this Section 4.12.

(f)         Termination of Anti-Dilution Provisions. The provisions of Sections 4.12(a) through 4.12(e) shall terminate and be of no further force and effect on the one year anniversary of the Closing Date.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

            5.1        Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Purchaser to acquire Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)         Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)         Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)         No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)         Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities at the Closing (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)         Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f)         No Suspensions of Trading in Common Stock; Listing.  The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(g)         Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(h)         Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

            5.2        Conditions Precedent to the Obligations of the Company to sell Securities. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)         Representations and Warranties.  The representations and warranties made by the Purchasers in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)         Performance.  The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c)         No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)         Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect.

(e)         Purchasers Deliverables.  Each Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)         Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

ARTICLE VI.
MISCELLANEOUS

            6.1        Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers. Each party acknowledges that Lang Michener LLP has rendered legal advice to the Placement Agent and not to such party in connection with the transactions contemplated hereby, and that such party has relied for such matters on the advice of its own respective counsel.

            6.2        Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

            6.3        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., Shanghai, PRC, time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., Shanghai, PRC, time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

i-level Media Group Incorporated
Suite 5B - 98 Liu He Road
Shanghai, People's Republic of China
Telephone No.:   +86 21 5301 8935
Facsimile No.:   +86 21 6350 8533
Attention:   Mr. Aidan Sullivan, Chief Executive Officer

With a copy to:	Lang Michener LLP 1500 Royal Centre, 1055 West Georgia Street Vancouver, British Columbia, Canada, V6E 4N7 Telephone No.: (604) 691-7445 Facsimile No.: (604) 893-2679 Attention: Mr. Thomas J. Deutsch
If to a Purchaser:	To the address set forth under such Purchaser's name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

            6.4        Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers holding or having the right to acquire a majority of the Shares and the Warrant Shares on a fully-diluted basis at the time of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

            6.5        Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

            6.6        Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the "Purchasers".

            6.7        No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the Placement Agent is an intended third party beneficiary of Article III hereof and the Placement Agent may enforce the provisions of Article III directly against the Company

            6.8        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Nevada Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Nevada Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            6.9        Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

            6.10      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

            6.11      Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

            6.12      Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is reasonably required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

            6.13      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

            6.14      Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

            6.15      Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. The Company's obligations to each Purchaser under this Agreement are identical to its obligations to each other Purchaser other than such differences resulting solely from the number of Securities purchased by such Purchaser, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and a Purchaser.

            6.16      Termination. This Agreement may be terminated and the sale and purchase of the Shares and the Warrants abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., Shanghai, PRC, time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.18 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

            IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

I-LEVEL MEDIA GROUP INCORPORATED

By:_______________________________________
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

PURCHASER'S EXECUTION PAGE

__________________ Units of the i-level Media Group Incorporated ("Units") US$0.20 per Unit for a total subscription price ("Subscription Price") of US$____________

EXECUTED by the Purchaser this _______ day of ___________________, 2007

EXECUTION BY PURCHASER:

____________________________________
Signature of individual (if Purchaser is an individual)

____________________________________
Authorized signatory (if Purchaser is not an individual)

____________________________________
Name of Purchaser (please print)

____________________________________
Name of authorized signatory (please print)

____________________________________
Address of Purchaser (residence)

____________________________________
Address of Purchaser

____________________________________
Telephone number of Purchaser

____________________________________
Fax number of Purchaser

____________________________________
E-mail address of Purchaser

____________________________________
Tax I.D. Number of Purchaser

.

REGISTRATION INSTRUCTIONS:	DELIVERY INSTRUCTIONS:

____________________________________
Name to appear on certificate

____________________________________
Account reference, if applicable

____________________________________
Address

____________________________________
Address
____________________________________
Tax I.D. Number of Registered Holder

____________________________________
Name and account reference, if applicable

____________________________________
Contact name and telephone number

____________________________________
Address

____________________________________
Address

PURCHASER'S INSTRUCTION SHEET

(to be read in conjunction with the entire Securities Purchase Agreement and Registration Rights Agreement)

A.         Complete and execute the following items in the Securities Purchase Agreement and/or Registration Rights Agreement:

1.         Securities Purchase Agreement

Provide the information regarding the Purchaser requested on the signature page. The Securities Purchase Agreement must be executed by an individual authorized to bind the Purchaser. Execute the Purchaser's Signature Page.

2.         Exhibit D to the Securities Purchase Agreement - Accredited Investor Questionnaire:

Provide the information requested by the Accredited Investor Questionnaire. Execute where indicated.

3.         Registration Rights Agreement

Provide the information regarding the Purchaser requested on the signature page. The Registration Rights Agreement must be executed by an individual authorized to bind the Purchaser. Execute where indicated.

4.         Annex B to the Registration Rights Agreement - Selling Securityholder Notice and Questionnaire

Provide the information requested by the Selling Securityholder Notice and Questionnaire. Execute where indicated.

5.         Return the signed Securities Purchase Agreement, Accredited Investor Questionnaire, Registration Rights Agreement and Selling Securityholder Notice and Questionnaire to:

Mr. Greg Freihofner and Robert Brown
Hickey Freihofner Capital, a division of Brill Securities Inc.
152 West 57th Street
New York, NY 10019
Office: 646-415-8924
Fax: 212- 957-2479
Email: greg@hfcap.com

B.         Instructions regarding the transfer of funds for the purchase of Securities is set forth on Exhibit G to the Securities Purchase Agreement.

EXHIBIT A

Form of Warrant Certificate

See the attached form of Warrant Certificate

EXHIBIT B

Form of Lock-Up Agreement

See the attached form of Lock-Up Agreement

EXHIBIT C

Form of Registration Rights Agreement

See the attached form of Registration Rights Agreement

EXHIBIT D

Accredited Investor Certificate Questionnaire

The Purchaser certifies that it/he/she is an "accredited investor" as defined in Rule 501(a) of Regulation D by virtue of qualifying as one of more of the following. Please insert a checkmark in the bracketed area beside each applicable paragraph:

A.         If the Purchaser is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

___________	A natural person whose individual net worth, or joint net worth with that person's spouse, at the date of this Certification exceeds US $1,000,000;
___________

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

B.         If the Purchaser is a corporation, partnership, trust or other entity, then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

___________

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

___________

A trust that (a) has total assets in excess of US $5,000,000, (b) was not formed for the specific purpose of acquiring the Securities and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Securities;

___________	An investment Corporation registered under the Investment Corporation Act of 1940 or a business development Corporation as defined in Section 2(a)(48) of that Act;
___________	A Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
___________	A private business development Corporation as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
___________	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories in (A) or (B) above.

            C.         If a corporation, partnership, limited liability company, trust or other entity, provide the following information:
Jurisdiction of Incorporation or Organization:	_________________________________________
Type of Entity (i.e. Corporation, limited partnership, trust, etc.:	_________________________________________
Approximate Date of Formation:	_________________________________________
Was the entity formed for the purpose of acquiring securities of the Company (Indicate "Yes" or "No"):	_________________________________________
State or states in which the principal office of the entity has been located during the past two years:	_________________________________________

CERTIFICATION

Certified true and correct this ______ day of __________________, 2007.

EXECUTION BY PURCHASER:

____________________________________
Signature of individual (if Purchaser is an individual)

____________________________________
Authorized signatory (if Purchaser is not an individual)

____________________________________
Name of Purchaser (please print)

____________________________________
Name of authorized signatory (please print)

____________________________________
Address of Purchaser (residence)

____________________________________
Address of Purchaser

____________________________________
Telephone number of Purchaser

____________________________________
Fax number of Purchaser

____________________________________
E-mail address of Purchaser

____________________________________
Tax I.D. Number of Purchaser

EXHIBIT F

Form of Secretary's Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of i-level Media Group Incorporated, a Nevada corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of December 28, 2007, by and among the Company and the investors party thereto (the "Securities Purchase Agreement"), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

  Attached hereto as Schedule A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on December 28, 2007. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

  Attached hereto as Schedule B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

  Attached hereto as Schedule C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ____ day of December, 2007.

____________________________________
Ian Sullivan
Secretary

EXHIBIT F

Form of Officer's Certificate

The undersigned, the Chief Executive Officer of i-level Media Group Incorporated, a Nevada corporation (the "Company"), pursuant to Section 5.1(h) of the Securities Purchase Agreement, dated as of December 28, 2007, by and among the Company and the investors signatory thereto (the "Securities Purchase Agreement"), hereby certifies to the best of his knowledge after due inquiry as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

  The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of December, 2007.

___________________________
Aidan Sullivan
Chief Executive Officer

EXHIBIT G

Wire Instructions
Bank: Account Name: Account No.: SWIFT CODE:	The Hong Kong and Shanghai Banking Corporation Queen's Road, Central, Hong Kong Branch i-level Media Systems Ltd. 808 0137783 838 HSBCHKHK

Schedule 3.1(a)

Subsidiaries

The Company's wholly-owned subsidiary is i-level Media Systems, a private British Virgin Islands company. i-level Media Systems owns 100% of i-Level SoftComm (Shanghai) Company Ltd. a wholly foreign owned enterprise formed under the laws of the People's Republic of China.

Schedule 3.1(c)

Authorization, Enforcement, Validity

Not applicable, as there are no such agreements or arrangements with respect to the Company's capital stock.

Schedule 3.1(g)

Capitalization

Not applicable, as there are no such agreements or arrangements with respect to the Company's capital stock.

Schedule 3.1(h)

SEC Reports

Not applicable, as there are no such outstanding SEC Reports.

Schedule 3.1(k)

Material Changes

Not applicable, as there are no such material changes outstanding.

Schedule 3.1(r)

Transactions with Affiliates and Employees

Not applicable, as there are no such other transactions.

Schedule 3.1(u)

Registration Rights

Other than for the selling shareholders who form part of the Company's previous registration statement on Form SB-2 which was declared effective by the SEC on July 25, 2007, there are no other securities of the Company subject to registration rights.